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                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SEALTRON, INC.
                                 --------------



        FIRST.  The name of the corporation is SEALTRON, INC. (the
"Corporation").

        SECOND. The address of the Corporation's registered agent in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19899. The name of its registered agent at such address is The Corporation Service Company.

        THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH. The total number of shares which the Corporation shall have the authority to issue is Five Hundred (500) shares of capital stock, and the par value of each such share, which shall be designated "Common Stock," is S1.00 per share.

        FIFTH. The name and address of the sole incorporator is Scott P. Kadish, Esq., Taft, Stettinius & Hollister, 1800 First National Bank Center, Cincinnati, Ohio 45202.

        SIXTH. A member of the Board of Directors of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, excepting on; ability: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the Delaware General Corporation Law; or (D) for any


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transaction from which the said member of the Board of Directors derived an improper personal benefit.

        SEVENTH. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, but the stockholders of the Corporation may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

        EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise

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or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.

                                                /s/ Scott P. Kadish
                                                --------------------------------
                                                Scott P. Kadish

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